UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

ONLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Colshire Drive, McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 394-5100

Item 12. Results of operations and financial condition

On April 21, 2004, we announced our financial results for the quarter ended March 31, 2004. A copy of our press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. To supplement our financial statements presented in accordance with GAAP, Online Resources reports EBITDA, a non-GAAP financial measure commonly used in our industry as a measure of performance. EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. This measure should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. The non –GAAP measure of EBITDA is provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Consistent with our historical practice, the non-GAAP measure of EBITDA has been reconciled to the nearest GAAP measure.

The information contained in this Item 12, including the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement we file under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION (Registrant)

Date: April 21, 2004	By:	/S/ Catherine A. Graham

	Name:	Catherine A. Graham
	Title:	Executive Vice President,
Chief Financial Officer and Secretary